Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. TO HOST CONFERENCE CALL ON ITS FISCAL YEAR 2008 THIRD QUARTER AND TO PRESENT AT UPCOMING INVESTOR CONFERENCES

RUTLAND, VERMONT (February 25, 2008)—Casella Waste Systems, Inc. (Nasdaq: CWST), a regional solid waste, recycling, and resource management services company, will host a conference call on Thursday, March 6, 2008 to discuss its financial results for the company’s fiscal year 2008 third quarter, which ended January 31, 2008.

The company will release its financial results after the close of the market on Wednesday, March 5, 2008.

The conference call will begin at 10:00 a.m. ET. Interested investors can participate by dialing (877) 419-6590 at least 10 minutes prior to the start of the conference call.

The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast.

A replay of the call will be available on the company’s website, or by calling (719) 457-0820 or (888) 203-1112 (conference code #4733396), until 11:59 p.m. ET on Thursday, March 13, 2008.

The company also announced today that the company’s management will be presenting at the following investor conferences:

•                  Raymond James 29th Annual Institutional Investors Conference on Monday, March 3, 2008 at 11:35 am. The Raymond James conference is being held at the Hyatt Grand Cypress hotel in Orlando, FL;

•                  Citigroup Global Industrial Manufacturing Conference on Tuesday, March 4, 2008 at 10:30 am.  The Citigroup conference is being held at the Grand Hyatt hotel in New York City; and

•                  Citigroup 2008 Small & Mid Cap Conference on Tuesday, March 18, 2008 at 2:25 pm.  The Citigroup conference is being held at the Four Seasons hotel in Las Vegas, NV.

The company indicated that, although these presentations are not expected to include any material non-public information, the presentation given at each of these three conferences will be made available to all investors on the company’s website. The presentation will be posted prior to the scheduled presentation time, and may be accessed via the Investors’ section of the company’s website at http://www.casella.com. In addition, the presentations will be webcast live via a link on the company’s website.

Casella Waste Systems, headquartered in Rutland, Vermont, provides collection, transfer, disposal, recycling, and resource management services primarily in the northeastern United States.

For further information, contact Ned Coletta, director of investor relations at (802) 772-2239, or visit the company’s website at http://www.casella.com.